                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          ---------------------------

                                  FORM 8-K/A-1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

                                 Date of Report
                               April 9, 1997

                              THE SHAW GROUP INC.
             (Exact name of registrant as specified in its charter)

    Louisiana                     0-22992                  72-1106167
(State or other       (Commission File Number)    (IRS Employer Indentification
jurisdiction of                                              No.)
incorporation)

11100 Mead Road, 2nd Floor, Baton Rouge, Louisiana                     70816
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code              (504) 296-1140

                                 Not Applicable
         (Former name or former address, if changed since last report)

                       AMENDMENT TO APPLICATION OR REPORT
                   FILED PURSUANT TO SECTION 12, 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                               THE SHAW GROUP INC.

                                AMENDMENT NO. 1

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K filed on February 11, 1997, as set forth in the pages attached hereto:



          Item 7(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED
                    -------------------------------------------

          Item 7(b) PRO FORMA FINANCIAL INFORMATION
                    -------------------------------

          Item 7(c) EXHIBITS
                    --------


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE SHAW GROUP INC.
                                        (Registrant)


Date:  04/09/97                          By:  /s/ T.A. Barfield, Jr.
       -------                               ----------------------
                                             T.A. Barfield, Jr.
                                             Secretary and General Counsel

     Item 7(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED



     Unaudited Condensed Consolidated Financial Statements of NAPTech, Inc. and Subsidiary for the six months ended September 30, 1996 and 1995.

     Consolidated Financial Statements for NAPTech, Inc. and Subsidiary for the fiscal years ended March 29, 1996 and March 31, 1995.

     Unaudited Financial Statements for Freeport Properties, L.C. for the six months ended September 30, 1996 and 1995.

     Financial Statements of Freeport Properties, L.C. for the years ended December 31, 1995.

                          Naptech, Inc. and Subsidiary

                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                -------------------------------------------------

                        as of September 30, 1996 and 1995











                                                           ASSETS

                                                 1996                 1995
                                                 ----                 ----

Current Assets:
  Cash and Cash Equivalents                   $    -              $     9,243
    Accounts Receivable                         3,408,006           2,086,575
    Inventories - Note 2                        4,850,986           3,091,191
    Other                                          49,292              67,399
                                              -----------         -----------
           Total Current Assets                 8,308,284           5,254,408


Property and Equipment                          7,209,152           7,005,153

Less:  Accumulated Depreciation
    (Including Amortization of Assets
    Acquired Under Capital Leases)             (2,823,127)         (2,111,162)
                                               -----------         -----------
                                                4,386,025           4,893,991


Other Assets, Net                                  37,348             255,014
                                              -----------         ------------

           Total Assets                       $12,731,657         $10,403,413
                                              ===========         ===========




                LIABILITIES AND STOCKHOLDERS' EQUITY (UNAUDITED)
                ------------------------------------------------

                                                                                      1996                    1995
                                                                                   -----------              ----------


Current Liabilities:
    Outstanding Checks in Excess
        of Bank Balance                                                            $     2,544             $    -
    Accounts Payable                                                                 3,899,813               1,742,704
    Accrued Liabilities                                                                632,407                 403,417
    Current Maturities of Long-Term
        Debt                                                                         1,300,368               3,116,802
    Revolving Line of Credit                                                         4,003,003               2,900,000
                                                                                     ---------               ---------
           Total Current Liabilities                                                 9,838,135               8,162,923


Long-Term Debt, Less Current Liabilities                                             2,789,553                 247,740

Shareholders' Equity:
    Common Stock - $.01 Par Value;
        10,000,000 Shares Authorized;
        5,124,058 and 4,864,058 Shares
        Issued and Outstanding for 1996
        and 1995, Respectively                                                          51,241                  47,516
    Additional Paid-In Capital                                                       6,021,541               5,615,266
    Accumulated Deficit                                                             (5,968,813)             (3,670,032)
                                                                                   -----------             -----------
           Total Shareholders' Equity                                                  103,969               1,992,750
                                                                                   -----------             -----------
           Total Liabilities and Shareholders'
             Equity                                                                $12,731,657             $10,403,413
                                                                                   ===========             ===========






See accompanying notes to condensed consolidated financial statements.

                          Naptech, Inc. and Subsidiary

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
           -----------------------------------------------------------

              for the six months ended September 30, 1996 and 1995













                                                      1996              1995
                                                      ----              ----

Income:
    Sales                                          $13,910,075      $ 8,367,123
    Cost of Sales                                   14,100,968        9,516,960
                                                   -----------      -----------
        Gross Margin                                  (190,893)      (1,149,837)


    General and Administrative Expenses                754,917          644,497
                                                   -----------       ----------
        Operating Loss                                (945,810)      (1,794,334)



    Interest Expense                                  (331,709)        (270,646)
                                                   -----------      ------------
        Net Loss                                   $(1,277,519)     $(2,064,980)
                                                   ===========      ============


    Loss Per Share                                 $      (.25)     $      (.43)
                                                   ============      ===========














See accompanying notes to condensed consolidated financial statements.

                          Naptech, Inc. and Subsidiary

           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
           -----------------------------------------------------------

              for the six months ended September 30, 1996 and 1995

                                                                                         1996               1995
                                                                                         ----               ----

Cash Flows From Operating Activities:
    Net Loss                                                                       $(1,277,519)            $(2,064,980)
    Adjustments to Reconcile Net Loss
        to Net Cash Used in Operating
        Activities:
           Depreciation and Amortization                                               355,244                 372,002
           Provision for Bad Debts and
             Contract Adjustments                                                      385,000                  -

           Changes in Operating Assets and
             Liabilities:
               (Increase) Decrease in Accounts
                 Receivable                                                            909,292               1,134,550
               (Increase) Decrease in
                 Inventories                                                          (934,250)              1,090,669
               (Increase) Decrease in Other
                 Current Assets                                                            572                 (18,381)
               Increase (Decrease) in Accounts
                 Payable                                                            (1,988,770)               (512,589)
               Increase (Decrease) in Accrued
                 Liabilities                                                            46,911                (194,755)
                ```````                                                             ----------                ---------
                 Net Cash Used in Operating
                   Activities                                                       (2,503,520)               (193,484)

Cash Flows From Investing Activities:
    Purchases of Property, Plant and
        Equipment                                                                       (9,347)               (113,617)
    Purchases of Other Assets                                                           -                     (153,440)
    Decrease in Other Assets                                                            73,456                    -
                                                                                    ----------               ----------
                 Net Cash Provided by (Used in)
                   Investing Activities                                                 64,109                (267,057)

Cash Flows From Financing Activities:
    Net Proceeds (Repayments) from Line
        of Credit                                                                    1,153,003                 400,000
    Increase (Decrease) in Outstanding
        Checks in Excess of Bank Balance                                                 2,544                  -
    Proceeds from Issuance of Debt                                                   1,075,000                 435,000
    Repayment of Debt                                                                 (172,891)               (531,540)
    Proceeds from Issuance of Common Stock                                              -                      160,000
                 Net Cash Provided by Financing                                      ---------                --------
                   Activities                                                        2,057,656                 463,460


                                   (CONTINUED)

See accompanying notes to condensed consolidated financial statements.



                                                                                      1996                       1995
                                                                                   -----------              -----------

Net Increase (Decrease) in Cash and
    Cash Equivalents                                                                 (381,755)                   2,919

Cash and Cash Equivalents -
    Beginning of Period                                                               381,755                    6,324
                                                                                   -----------               ----------
Cash and Cash Equivalents -
    End of Period                                                                  $    -                    $    9,243
                                                                                   ===========               ==========


Supplemental Disclosure:
   Cash Payments for Interest                                                      $  331,709                $  270,646
                                                                                   ==========                ==========











See accompanying notes to condensed consolidated financial statements.

                  Naptech, Inc. and Subsidiary

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
        ----------------------------------------------------------------

               for the six months ended December 31, 1996 and 1995



Note 1 - Unaudited Financial Information -

    The financial statements as of September 30, 1996 and 1995 and for the six month periods then ended included herein are unaudited; however, such financial statements reflect, in the opinion of man agement, all adjustments (consisting solely of normal recurring adjustments) that are necessary to present fairly the results of operations for such periods. Results of operations for the interim periods are not necessarily indicative of results of operations that will be realized for the fiscal year ending March 31, 1997.

Note 2 - Inventories -

    The major components of inventories consist of the following as of September 30, 1996 and 1995:

                                             1996               1995
                                          -----------        -----------
        Raw Materials                     $ 1,005,964        $ 1,703,320
        Work in Process                     3,845,022          1,387,871
                                          -----------        -----------
                                          $ 4,850,986        $ 3,091,191
                                          ===========        ===========


Note 3 - Earnings Per Common Share -

    Earnings per common share is calculated based on the weighted aver age number of shares outstanding during the periods. The weighted average number of shares outstanding during the periods ended Sep tember 30, 1996 and 1995 were 5,124,058 and 4,849,058, respectively.

                          NAPTECH, INC. AND SUBSIDIARY

              Consolidated Financia Statements for the Years Ended March 26, 1996 and March 31, 1995 and Independent
              Auditors' Report

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of NAPTech, Inc.:

We have audited the accompanying consolidated balance sheets of NAPTech, Inc. and subsidiary (the Company) as of March 29, 1996 and March 31, 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 29, 1996 and March 31, 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



/s/ Deloitte & Touche LLP
June 4, 1996
(November 15, 1996 as to the first paragraph of Note 4 and to Note 9)

                          NAPTECH, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                       MARCH 29, 1996 AND MARCH 31, 1995

--------------------------------------------------------------------------------

ASSETS                                                                              1996          1995
                                                                                -----------    ----------

CURRENT ASSETS:
  Cash (Note 1)                                                                 $   381,755   $     6,324
  Trade accounts receivable - including retainage of $22,283 and
    $277,856 for 1996 and 1995 (less a combined allowance for doubtful
    accounts and for contract adjustments of $210,865 and $55,000                 4,702,298     3,221,125
    for 1996 and 1995) (Note 4)
  Costs and estimated earnings in excess of billings on uncompleted
    contracts (Notes 1 and 2)                                                     3,489,206     3,493,749
  Inventories (Notes 1 and 4)                                                     1,157,500     1,124,767
  Other                                                                              49,864        49,018
                                                                                 ----------    ----------

           Total current assets (Note 1)                                          9,780,623     7,894,983

PROPERTY, PLANT, AND EQUIPMENT - Net (Notes 1, 3, and 4)                          4,731,922     5,152,376

DEFERRED INCOME TAX ASSET (Notes 1 and 5)                                                          26,591

OTHER ASSETS                                                                        110,804        74,983
                                                                                -----------    ----------

TOTAL                                                                           $14,623,349   $13,148,933
                                                                                ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                              $ 5,888,583  $  2,255,293
  Accrued liabilities (Notes 1 and 4)                                               585,496       571,581
  Line of credit (Notes 1 and 4)                                                                2,500,000
  Current portion of long-term debt (Notes 1 and 4)                                 293,690     3,176,827
  Billings in excess of costs and estimated earnings on uncompleted contracts
    (Notes 1 and 2)                                                                 729,970       436,656
  Deferred income tax liability (Notes 1 and 5)                                                    26,591
                                                                                -----------  ------------

           Total current liabilities (Note 1)                                     7,497,739     8,966,948

LONG-TERM DEBT (Notes 1 and 4)                                                    5,744,122       284,255
                                                                                -----------  ------------

           Total liabilities                                                     13,241,861     9,251,203
                                                                                -----------  ------------

COMMITMENTS AND CONTINGENCIES (Notes 1, 4, and 6)

STOCKHOLDERS'  EQUITY:
  Common stock - $.01 par value;  10,000,000  shares  authorized;  5,124,058 and
    4,774,058 shares issued and outstanding for 1996
    and 1995, respectively (Notes 1, 4, and 7)                                       51,241        47,741
  Additional paid-in capital                                                      6,021,541     5,455,041
  Accumulated deficit (Notes 1 and 4)                                            (4,691,294)   (1,605,052)
                                                                                -----------    ----------

           Total stockholders' equity - net                                       1,381,488     3,897,730
                                                                                -----------    ----------

TOTAL                                                                           $14,623,349   $13,148,933
                                                                                ===========    ==========

See notes to consolidated financial statements.

                          NAPTECH, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED MARCH 29, 1996 AND MARCH 31, 1995
--------------------------------------------------------------------------------


                                                       1996            1995

NET SALES (Note 1)                                $ 24,853,722    $ 21,657,126

COST OF GOODS SOLD                                  25,945,212      20,466,317
                                                   -----------    ------------

GROSS MARGIN                                        (1,091,490)      1,190,809
                                                   -----------    ------------

OPERATING EXPENSES:
  Selling expense                                      523,879         701,547
  General and administrative expense (Note 6)          849,091         735,774
                                                   -----------    ------------

           Total operating expenses                  1,372,970       1,437,321
                                                   -----------    ------------

OPERATING LOSS                                      (2,464,460)       (246,512)
                                                   -----------    ------------

OTHER INCOME (EXPENSE):
  Other income                                          51,058           8,696
  Interest expense                                    (672,840)       (476,486)
                                                   -----------    ------------

           Total other (expense) - net                (621,782)       (467,790)
                                                   -----------    ------------

LOSS BEFORE EXTRAORDINARY GAIN                      (3,086,242)       (714,302)

EXTRAORDINARY GAIN (Note 4)                                            490,625
                                                   -----------    ------------

NET LOSS (Note 1)                                  $(3,086,242)   $   (223,677)
                                                   ===========    ============


See notes to consolidated financial statements.

                          NAPTECH, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
             FOR THE YEARS ENDED MARCH 29, 1996 AND MARCH 31, 1995
--------------------------------------------------------------------------------



                                     Common Stock       Additional
                                 ----------------         Paid-in       Accumulated
                                   Shares    Amount       Capital          Deficit         Total

BALANCE, APRIL 1, 1994          3,300,000    $33,000    $1,462,500    $(1,381,375)     $  114,125

  Issuance of common stock
   (Note 1)                     1,474,058     14,741     2,684,542                      2,699,283

  Redeemable preferred stock
   cancellation (Note 4)                                 1,062,690                      1,062,690

  Cumulative redeemable
    preferred stock dividend
    cancellation (Note 4)                                  245,309                        245,309

  Net loss                                                               (223,677)       (223,677)
                                ---------   --------     ---------     -----------     ----------

BALANCE, MARCH 31, 1995         4,774,058     47,741     5,455,041     (1,605,052)      3,897,730

  Issuance of common stock
   (Note 1)                       350,000      3,500       566,500                        570,000

  Net loss                                                             (3,086,242)     (3,086,242)
                               ----------    -------    ----------    -----------      ----------

BALANCE, MARCH 29, 1996         5,124,058    $51,241    $6,021,541    $(4,691,294)     $1,381,488
                               ==========    =======    ==========    ===========      ==========


See notes to consolidated financial statements.

                          NAPTECH, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED MARCH 29, 1996 AND MARCH 31, 1995
--------------------------------------------------------------------------------

                                                          1996           1995

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                            $(3,086,242)   $ (223,677)
  Adjustments to reconcile net loss to net
     cash provided by(used in) operating activities:
    Depreciation and amortization                         728,723       684,377
    Provision for bad debts and contract adjustments      169,815       133,152
    Extraordinary gain                                                 (490,625)
    Changes in operating assets and liabilities:
      Trade accounts receivable                        (1,650,988)     (455,858)
      Costs and estimated earnings in excess of
        billings on uncompleted contracts                   4,543    (1,288,333)
      Inventories                                         (32,733)     (242,665)
      Other current assets                                   (846)       (9,095)
      Accounts payable                                  3,633,290       (45,240)
      Accrued liabilities                                  13,915        64,084
      Billings in excess of costs and estimated
        earnings on uncompleted contracts                 293,314       154,881
                                                       ----------     ----------

           Net cash provided by (used in) operating
                activities                                 72,791    (1,718,999)
                                                       ----------     ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant, and equipment            (308,269)   (1,218,870)
  Purchases of other assets                               (35,821)       (7,586)
                                                       ----------    -----------

           Net cash used in investing activities         (344,090)   (1,226,456)
                                                       ----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt                 59,640     3,578,694
  Principal payments on long-term debt                   (332,910)   (3,483,697)
  Proceeds from lines of credit borrowings                350,000     1,396,056
  Proceeds from issuance of common stock                  570,000     1,330,883
                                                       ----------    ----------

           Net cash provided by financing activities      646,730     2,821,936
                                                       ----------    ----------

NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                             375,431      (123,519)

CASH AND CASH EQUIVALENTS, Beginning of period              6,324       129,843
                                                        ---------    ----------

CASH AND CASH EQUIVALENTS, End of period                $ 381,755    $    6,324
                                                        =========     =========

                                   (Continued)

                          NAPTECH, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED MARCH 29, 1996 AND MARCH 31, 1995
--------------------------------------------------------------------------------


                                                      1996              1995

SUPPLEMENTAL DISCLOSURE OF CASH
FLOW INFORMATION:
  Cash paid during the year for interest         $    501,886      $    464,359
                                                 ============      ============


SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

In connection with the cancellation of the note payable to Vinson (see Note 4) during the year ended March 31, 1995, the Company wrote-off the book value of the related redeemable preferred stock and cumulative redeemable preferred stock dividends of $1,062,690 and $245,309, respectively, as a credit to the Company's additional paid-in capital.

During the years ended March 29, 1996 and March 31, 1995, several notes payable to individuals were converted into common stock for approximately $35,000 and $460,000, respectively.

During the year ended March 31, 1995, the Company issued 310,000 shares of its common stock in exchange for a contract payable of $908,399 (see Note 1).

During the years ended March 29, 1996 and March 31, 1995, the Company acquired equipment in the amount of approximately $15,300 and $18,600, respectively, by entering into capital leases.



See notes to consolidated financial statements.                     (Concluded)

                          NAPTECH, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE YEARS ENDED MARCH 29, 1996 AND MARCH 31, 1995

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Description of Business - NAPTech, Inc. (the Company) was incorporated on January 10, 1992 and is engaged in the business of forming, fabricating, and welding steel and alloy piping, building piping sub-assemblies, and fabricating engineered skids and modules for customers throughout the world. The Company also bends pipe and structural steel utilizing induction bending technology. NAPTech Pressure Systems Corp. (NPSC), a wholly-owned subsidiary of the Company, is engaged in the business of manufacturing seamless steel pressure vessels.

     In March 1995, the Financial Accounting Standards Board (the FASB) issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (the Statement). The Statement establishes accounting standards for long-lived assets, certain identifiable intangibles, and goodwill and applies to all entities. The Statement is required to be applied for fiscal years beginning after December 15, 1995, although earlier adoption is allowed. In the year adopted, the Statement requires that impairment losses resulting from application shall be reported in the period in which the recognition criteria are first applied and met. The Company will apply the Statement effective March 30, 1996; however, management has not determined the impact the Statement's application will have on the Company's financial statements.

     In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (the Second Statement). The Second Statement establishes accounting standards for establishment of a fair value based method of accounting for stock-based compensation plans. The Second Statement is required to be applied for fiscal years beginning after December 15, 1995, although earlier adoption is allowed. The Company will apply the Second Statement effective March 30, 1996; however, management has not determined the impact the Second Statement's application will have on the Company's financial statements.

     The accounting policies of the Company conform to generally accepted accounting principles. The following is a summary of the more significant of such policies.

     Basis of Presentation - The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the consolidated financial statements, the Company incurred a net loss during the periods ended March 29, 1996 and March 31, 1995 of $3,086,242 and $223,677, respectively. The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, and ultimately to attain successful operations. Subsequent to March 29, 1996, the Company renegotiated its line of credit and note payable to a bank (see Note 4) which allowed the Company to reduce the loan payments required to be made during 1997. Management is of the opinion that a subsequent infusion of working capital and this renegotiation of its long-term debt commitments, along with management's plans to improve operations and reduce costs as well as to generate additional cash during 1997 will enable the Company to continue as a going concern (see Note 9).

     Principles of Consolidation - The consolidated financial statements include the accounts of the Company and NPSC. All material intercompany accounts and transactions have been eliminated in consolidation.

     Use of Estimates in Preparing Financial Statements - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Purchase of Assets - On February 10, 1992, the Company purchased certain assets and assumed certain liabilities from Vinson Supply Company (Vinson). The Company acquired assets of approximately $5,442,000 and assumed liabilities of approximately $383,000 in exchange for redeemable preferred stock of $1,062,690, a note payable of $3,800,000, and $200,000 cash. The 106,269 shares of redeemable preferred stock ($.01 par value) were recorded at its mandatory redemption price of $10.00 per share. The liquidating preference of the stock is $10.00 per share plus accrued dividends. The stock had an annual dividend requirement of $1.00 per share. The acquisition has been accounted for by the purchase method of accounting. Accordingly, the purchase price has been allocated to assets acquired and liabilities assumed based on their fair market value on the date of acquisition.

     On June 13, 1994, the Company entered into an agreement with Vinson to cancel the aforementioned note payable, redeemable preferred stock, and cumulative redeemable preferred stock dividends (see Note 4).

     Purchase of Assets - On January 20, 1994, NPSC acquired assets of approximately $1,222,000 and assumed liabilities of approximately $147,000 from Pressure Products International, Inc. (PPI) in exchange for cash of approximately $143,000 and a contract payable. The Company also granted PPI an option to purchase 100,000 shares of the Company's common stock at $1.00 per share. This acquisition has been accounted for as a purchase.

     During fiscal 1995, the Company issued 310,000 shares of its common stock in exchange for the contract payable, and PPI has exercised the option to purchase 100,000 shares of common stock for $1.00 per share.

     Fiscal Year - The Company uses a 52-53 week fiscal year which ends on the Friday nearest to March 31, which was March 29 in 1996 and March 31 in 1995.

     Long-term Contracts - Revenues from long-term contracts are recorded on the basis of the Company's estimates of the percentage of completion of individual contracts. That portion of the total contract price is accrued to income that is in proportion to the Company's estimates of the percentage of completion based on incurred labor costs to date in relation to estimated total labor costs. At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss is accrued.

     Inventories - Inventories are stated at the lower of cost (determined on the first-in, first-out basis), or market.

     Property, Plant, and Equipment - Property, plant, and equipment are stated at cost. Assets held under capital leases are included with property owned (see Note 3). Depreciation and amortization are computed using the straight-line method over the shorter of the estimated lives of the related assets or the related lease terms as follows:

               Machinery                          5-10 years
               Computer and office equipment      3-5 years
               Other                              3-5 years

     Income Taxes - The Company utilizes an asset and liability approach for financial accounting and reporting for income taxes.

     Statements of Cash Flows - The Company considers all short-term investments with original maturities of three months or less to be cash equivalents.

     Reclassifications - Certain reclassifications to the 1995 amounts have been made to conform to the 1996 classifications.

 2.  CONTRACTS IN PROCESS

     The following relates to contracts in process for the years ended March 29, 1996 and March 31, 1995:

                                                      1996            1995
                                                      ----            ----

       Expenditures on uncompleted contracts    $  15,522,462     $ 8,800,524
       Estimated earnings thereon                   3,111,577       5,599,998
                                                -------------     -----------

       Total                                       18,634,039      14,400,522
       Less applicable billings                    15,874,803      11,343,429
                                                -------------     -----------

       Net                                      $   2,759,236     $ 3,057,093
                                                =============     ===========

    These amounts are included in the accompanying balance sheets under the following captions for the years ended March 29, 1996 and March 31, 1995:

                                                      1996           1995
                                                      ----           ----

     Costs and estimated earnings in excess
       of billings on uncompleted contracts     $  3,489,206      $ 3,493,749
     Billings in excess of costs and
       estimated earnings on uncompleted
       contracts                                    (729,970)        (436,656)
                                                 -----------      -----------
       Net                                      $  2,759,236      $ 3,057,093
                                                ============      ===========

 3.  PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment consists of the following as of March 29, 1996 and March 31, 1995:

                                                    1996              1995
                                                    ----              ----

           Machinery                          $  6,702,302       $ 6,439,132
           Computer and office equipment           347,533           307,707
           Other                                   149,970           144,697
                                                ----------        ----------

           Total                                 7,199,805         6,891,536
           Accumulated depreciation and
             amortization                       (2,467,883)       (1,739,160)
                                                ----------        ----------

           Property, plant, and equipment
             - net                             $ 4,731,922        $5,152,376
                                               ===========        ==========


     Certain computer and office equipment items are recorded under capital leases (see Note 4). As of March 29, 1996 and March 31, 1995, the cost of such equipment was approximately $102,000 and $111,000, respectively, and the related accumulated amortization was approximately $28,900 and $37,500, respectively.

4. LINES OF CREDIT AND LONG-TERM DEBT

      Line of Credit and Long-Term Debt Refinancing - As of March 29, 1996, the Company was in violation of certain debt covenants on its line of credit and note payable to a bank. On May 10, 1996, the Company renegotiated terms and conditions for a new $3,400,000 line of credit and a $3,037,500 note payable to a bank (collectively, The Refinanced Debt) which eliminated the violations as of March 29, 1996. The Refinanced Debt contains certain covenants which include maintaining minimum tangible net worth and an established debt service ratio, and covenants which prohibit quarterly losses, payments of dividends, acquisitions of treasury stock, accelerated long-term debt payments, mergers or acquisitions, and a covenant which restricts capital expenditures. On June 30, 1996 and through November 15, 1996, the Company was in violation of certain loan covenants of The Refinanced Debt. Therefore, on November 15, 1996 the Company requested and obtained a waiver of all existing covenant violations through April 14, 1997. Accordingly, the Company has shown the March 29, 1996 line of credit as long-term debt and the note payable to a bank as short-term debt and long-term debt in accordance with the terms of The Refinanced Debt.

     Lines of Credit - As of March 29, 1996, the Company had a line of credit with a bank for $2,850,000 which was increased by $550,000 as of May 10,
     1996). The line of credit is collateralized by accounts receivable, inventory, and equipment and accrues interest at 2% above the bank's prime (8.25% at March 29, 1996) and expires July 31, 1997. Accordingly, the line of credit as of March 29, 1996 is presented as a long-term obligation. As of March 31, 1995, the Company had a line of credit with a bank for $2,500,000. The line of credit was collateralized by accounts eceivable, inventory, and equipment and accrued interest at 1.6% above the bank's prime. As of March 29, 1996 and March 31, 1995, the Company owed $2,850,000 and $2,500,000, respectively, under these lines of credit.


     Long-Term Debt - Long-term debt consists of the following as of March 29, 1996 and March 31, 1995:

                                                                                            1996            1995
                                                                                         ----------      -----------

          Note  payable  to a  bank,  interest  at  9.36%,  payable  in  monthly installments  of $39,559  through May 10,  2001,  collateralized  by accounts receivable
            and equipment.                                                               $ 2,853,078     $ 2,917,182

          Line of credit  payable to a bank,  interest as prime plus 2%, payable in full on July 31, 1997, collateralized by accounts receivable,
            inventory and equipment.                                                       2,850,000

          Notespayable to  individuals  not related to the Company,  interest at
            8.5% payable monthly, principal due July 26, 1996, uncollateralized;
            convertible  into common  stock of the Company at $2.00 per share at the lender's option or upon notice of prepayment by the Company.
                                                                                              36,000          45,000

          Note  payable  to a leasing  company,  interest  at 8.59%,  payable in
            monthly    installments   of   $7,606   through    September   1999,
            collateralized by
            equipment.                                                                       275,094         339,708

          Note payable to a vendor of NPSC to  purchase  equipment,  interest at
            6%, payable in full on July 31, 1995,
            uncollateralized.                                                                                 10,000

          Note payable to an individual who is
            related to the Company, interest at 10%,
            payable on demand, uncollateralized.                                                             100,000

          Obligations under capital leases,
            interest at 13.88%, payable monthly
            through January 1999.                                                             23,640          49,192
                                                                                           ---------       ---------

     Total                                                                                 6,037,812       3,461,082
     Less current portion                                                                    293,690       3,176,827
                                                                                           ---------       ---------

     Long-term portion                                                                   $ 5,744,122      $  284,255
                                                                                         ===========      ==========



     The Company entered into an agreement with Vinson dated June 13, 1994 in which the Company agreed to pay Vinson $3,000,000 plus $55,000 for accounts payable to Vinson, and Vinson agreed to cancel the note payable to Vinson of approximately $3,539,000, cancel the 106,269 shares of redeemable preferred stock, and cancel the preferred stock dividend liability (see
     Note 1). The Company entered into a note payable to a bank in order to fund this settlement with Vinson.

     Based upon the consummation of the aforementioned agreement, in 1995 the Company recognized an extraordinary gain of $490,625 for the early retirement of debt and wrote-off the book value relating to the redeemable preferred stock and redeemable cumulative preferred stock dividend of $1,062,690 and $245,309, respectively, as a credit to the Company's additional paid-in capital.

     Principal payments required on these obligations were as follows as of March 29, 1996:

          Year ending:
            1997                                                   $  293,690
            1998                                                    3,169,007
            1999                                                      348,317
            2000                                                      326,874
            2001                                                      309,950
            Thereafter                                              1,589,974
                                                                   ----------

          Total                                                    $6,037,812
                                                                   ==========


      The future minimum lease payments for the obligations under capital leases, included in the annual payments above are as follows as of March 29, 1996:

           Year ending:
             1997                                                  $    9,679
             1998                                                       9,679
             1999                                                       8,065
                                                                   ----------

           Total future minimum lease payments                         27,423
           Less amounts representing interest                           3,783

           Present value of future minimum lease payments          $   23,640
                                                                   ==========

     Since the interest rates of the Company's line of credit and long-term notes payable approximate the current market rates for comparable financial instruments, the carrying amounts are considered reasonable estimates of fair value.

5. INCOME TAXES

   Deferred tax assets and liabilities as of March 29, 1996 and March 31, 1995 consist of the following temporary differences and carryforward items:



                                            1996                   1995
                                     -------------------     ------------------
                                     Current   Long-Term     Current  Long-Term

    DEFERRED INCOME TAX ASSETS:
      Inventory adjustments         $ 118,568
      Allowance for contract
        adjustments                    54,408
      Allowance for doubtful
        accounts                       24,245               $  1,865
      Accrued vacation                 12,719                 29,492
      Contracts                        36,014
      Charitable contributions          1,886                  4,616
      Net operating loss
        carryforward                           $1,916,070             $ 796,382
                                    ---------  ----------   --------  ---------

           Total                      247,840   1,916,070     35,973    796,382
                                    ---------  ----------   --------  ---------

      DEFERRED INCOME TAX
        LIABILITIES:
        Depreciation and
          amortization                           (465,553)             (243,950)
        Contracts                                           (62,564)
                                    ---------  ----------   -------    --------

            Total                                (465,553)  (62,564)   (243,950)
                                    ---------  ----------   -------    --------

      Net deferred tax asset
        (liability) before
        valuation allowance           247,840   1,450,517   (26,591)    552,432
      Valuation allowance            (247,840) (1,450,517)             (525,841)
                                   ----------  ----------   -------    --------

      Net deferred taxes after
        valuation allowance           NONE        NONE      $(26,591)  $ 26,591
                                   ==========  ==========   ========   ========


     As of March 29, 1996 and March 31, 1995, for Federal income tax return purposes, the Company had approximately $4,913,000 and $2,039,000 of net operating loss carryforwards available to offset taxable income of future years. The carryforwards expire beginning in 2008 through 2010.


6.   EMPLOYEE BENEFIT PLANS

     The Company has a qualified, contributory 401(k) savings plan covering all employees who belong to the Certified Metal Trades Journeymen collective bargaining unit. The Company is required to make a contribution of 3% of participants' compensation on an annual basis. The Company made a contribution to the plan of approximately $23,900 and $9,000 for the years ended March 29, 1996 and March 31, 1995, respectively.

     The Company has a separate qualified, contributory 401(k) savings plan covering all non-union employees. The Company may, at its discretion, make a matching contribution in an amount determinable by the board of directors. The Company made a contribution to the plan of approximately $6,600 for the year ended March 29, 1996 and did not make a contribution to the plan for the year ended March 31, 1995.

7.   STOCK OPTIONS

     The Company has issued non-qualified stock options to various individuals to acquire common stock of the Company at prices ranging from $.01 to $2.00 per share. Options to acquire 477,500 were unexpired as of March 29, 1996 and March 31, 1995.

8.   RELATED PARTY TRANSACTIONS

     The Company leases a building on a month-to-month basis from an entity owned by certain of its officers and directors. Lease payments for the years ended March 29, 1996 and March 31, 1995 to the related entity were approximately $419,700 and $301,000, respectively.

     On March 28, 1996, two senior officers of the Company were appointed managers of a newly-formed limited liability company (LLC) organized on behalf of NAPTech and NPSC. The membership interests of the LLC will be held 50% by NAPTech and 50% by NPSC. Subsequent to March 29, 1996, the LLC was awarded a substantial contract with amendments totaling approximately $32,400,000 to provide rubber lined piping spools.

9.  SUBSEQUENT  EVENTS

     On August 5, 1996, the Company signed a Plan and Agreement of Merger to sell the Company in a stock-for-stock transaction. The purchaser intends to issue shares of its common stock. Subsequent to March 29, 1996, the Company received working capital infusions of $1,045,000 which will be recorded as 120-day notes payable.


                                     ******



                            Freeport Properties, L.C.

                           BALANCE SHEETS (UNAUDITED)

                        as of September 30, 1996 and 1995





                                     ASSETS
                                                                                       1996                    1995
                                                                                   -----------             -----------

Current Assets:
  Cash and Cash Equivalents                                                        $    35,498             $    43,428
    Accounts Receivable                                                                 74,500                 152,637
                                                                                    ----------              ----------
           Total Current Assets                                                        109,998                 196,065




Fixed Assets:
    Building                                                                         2,000,000               2,000,000
    Less:  Accumulated Depreciation                                                   (227,513)               (164,021)
                                                                                   -----------              ----------
                                                                                     1,772,487               1,835,979

    Land                                                                               200,000                 200,000
                                                                                   -----------              ----------
                                                                                     1,972,487               2,035,979
                                                                                   -----------              ----------

           Total Assets                                                            $ 2,082,485             $ 2,232,044
                                                                                   ===========             ===========


                                               LIABILITIES AND MEMBERS' EQUITY

Current Liabilities:
    Accounts Payable                                                               $    57,566             $   103,410
    Current Maturities of Long-Term
        Debt                                                                            51,750                  47,550
                                                                                    ----------              ----------
           Total Current Liabilities                                                   109,316                 150,960


Long-Term Debt, Less Current Liabilities                                             1,788,632               1,840,740

Members' Equity                                                                        184,537                 240,344
                                                                                    ----------              ----------

           Total Liabilities and Members'
             Equity                                                                $ 2,082,485             $ 2,232,044
                                                                                   ===========             ===========





See accompanying notes to financial statements.

                            Freeport Properties, L.C.

                      STATEMENTS OF OPERATIONS (UNAUDITED)

              for the six months ended September 30, 1996 and 1995
















                                      1996                    1995
                                  -----------             -----------

Rental Income                     $   210,000             $   210,000

Operating Expenses                     94,816                  39,262
                                   ----------              ----------
        Operating Income              115,184                 170,738


    Interest Expense                  (78,708)                (80,090)
                                   ----------              ----------

        Net Income                $    36,476             $    90,648
                                  ===========             ===========












See accompanying notes to financial statements.

                            Freeport Properties, L.C.

                      STATEMENTS OF CASH FLOWS (UNAUDITED)

              for the six months ended September 30, 1996 and 1995







                                                                                      1996                    1995
                                                                                   -----------             -----------

Cash Flows From Operating Activities:
    Net Income                                                                     $    36,476             $    90,648
    Adjustments to Reconcile Net Income
        to Net Cash Provided by Operating
        Activities:
           Depreciation and Amortization                                                31,746                  31,746

           Changes in Operating Assets and
             Liabilities:
               (Increase) Decrease in Accounts
                 Receivable                                                            (35,500)                (71,510)
               Increase (Decrease) in Accounts
                 Payable                                                                29,366                  77,210
                                                                                    ----------              ----------
                 Net Cash Provided by Operating
                   Activities                                                           62,088                 128,094


Cash Flows From Financing Activities:
    Repayment of Debt                                                                  (28,223)                (23,008)
    Distributions to Members                                                           (45,000)               (101,200)
                                                                                    ----------              ----------
                 Net Cash Used in Financing
                   Activities                                                          (73,223)               (124,208)
                                                                                    ----------              ----------
Net Increase (Decrease) in Cash and
    Cash Equivalents                                                                   (11,135)                  3,886

Cash and Cash Equivalents -
    Beginning of Period                                                                 46,633                  39,542
                                                                                    ----------              ----------

Cash and Cash Equivalents -
    End of Period                                                                  $    35,498             $    43,428
                                                                                   ===========             ===========


Supplemental Disclosure:
    Cash Payments for Interest                                                     $    78,708             $    80,090
                                                                                   ===========             ===========







See accompanying notes to financial statements.

                            Freeport Properties, L.C.

                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

               for the six months ended December 31, 1996 and 1995



Note 1 - Unaudited Financial Information -

    The financial statements as of September 30, 1996 and 1995 and for the six month periods then ended included herein are unaudited; however, such financial statements reflect, in the opinion of man agement, all adjustments (consisting solely of normal recurring adjustments) that are necessary to present fairly the results of operations for such periods. Results of operations for the interim periods are not necessarily indicative of results of operations that will be realized for the fiscal year ending March 31, 1997.

                            FREEPORT PROPERTIES, L.C.

                                DECEMBER 31, 1995

                                CLEARFIELD, UTAH

                                    CONTENTS



Audited Financial Statements:


    Independent Auditor's Report.........................    Page   1


    Balance Sheet........................................           2


    Statement of Income and Members' Equity..............           3


    Statement of Cash Flows..............................           4


    Notes to Financial Statements........................         5 - 7

March 26, 1997


                          Independent Auditor's Report
                          ----------------------------



To the Members of
Freeport Properties, L.C.
Clearfield, Utah


We have audited the accompanying Balance Sheet of Freeport Properties, L.C. as of December 31, 1995, and the related Statements of Income and Members' Equity and Cash Flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Freeport Properties, L.C. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                           Respectfully submitted,



                                           /s/ Hannis T. Bourgeois & Co.,L.L.P.

                            Freeport Properties, L.C.

                                  BALANCE SHEET
                                  -------------

                             as of December 31, 1995




                                     ASSETS
                                     ------

Current Assets:
  Cash                                                               $   11,140
    Receivables - Note 3:
        Trade                                                            35,000
        Due from Affiliates                                             149,026
                                                                      ---------
                                                                        184,026
                                                                      ---------
           Total Current Assets                                         195,166


Fixed Assets - Note 2:
    Building                                                          2,000,000
  Less:  Accumulated Depreciation                                      (179,894)
                                                                      ---------
                                                                      1,820,106
    Land                                                                200,000
                                                                      ---------
                                                                      2,020,106
                                                                      ---------

           Total Assets                                              $2,215,272
                                                                     ==========


                     LIABILITIES AND MEMBERS' EQUITY


Current Liabilities:
    Current Portion of Long-Term
        Debt - Note 2                                                $   48,564
    Accounts Payable - Note 3                                            22,000
                                                                      ---------
           Total Current Liabilities                                     70,564


Long-Term Liabilities:
    Long-Term Debt - Note 2                                           1,827,852

    Deposits Payable - Note 3                                            23,200

Members' Equity                                                         293,656
                                                                      ---------

           Total Liabilities and Members'
             Equity                                                  $2,215,272
                                                                     ==========


The accompanying notes are an integral part of these financial statements.

                            Freeport Properties, L.C.

                     STATEMENT OF INCOME AND MEMBERS' EQUITY

                      for the year ended December 31, 1995










Revenue:
    Rent - Note 3                                              $  408,200


Operating Expenses:
    Bank Fees                                                          47
    Depreciation Expense                                           63,492
    Consulting Fees                                                 7,000
    Management Fees - Note 3                                       12,000
    Repairs and Maintenance                                         2,310
                                                                 --------
        Total Operating Expenses                                   84,849
                                                                 --------
        Operating Income                                          323,351


Other Income (Expenses):
    Interest Income - Note 3                                       10,883

    Interest Expense                                             (160,169)
                                                                 --------
                                                                 (149,286)
                                                                 --------

        Net Income                                                174,065

Members' Equity - Beginning of Year                               244,591

Members' Distribution                                            (125,000)
                                                                 --------

Members' Equity - End of Year                                  $  293,656
                                                               ==========











The accompanying notes are an integral part of these financial statements.

                            Freeport Properties, L.C.

                             STATEMENT OF CASH FLOWS

                      for the year ended December 31, 1995







Cash Flows From Operating Activities:
    Net Income                                             $  174,065
    Adjustments to Reconcile Net Income
        to Net Cash Provided by Operating
        Activities:
           Depreciation                                        63,492

    Changes in Assets and Liabilities:
        (Increase) Decrease in Accounts
           Receivable                                        (112,899)
        Increase (Decrease) in Accounts
           Payable                                             (7,000)
                                                             --------
             Net Cash Provided by Operating
               Activities                                     117,658


Cash Flows From Financing Activities:
    Repayment of Debt                                         (46,027)
    Distributions to Members                                 (105,000)
                                                            ---------
             Net Cash Used in Financing
               Activities                                    (151,027)
                                                            ---------

Net Decrease in Cash                                          (33,369)

Cash - Beginning of Year                                       44,509
                                                            ---------

Cash - End of Year                                         $   11,140
                                                           ==========




Supplemental Disclosures of Cash
    Flow Information:
        Cash Payments for Interest                         $  160,169
                                                           ==========









The accompanying notes are an integral part of these financial statements.

                            Freeport Properties, L.C.

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                December 31, 1995



Note 1 - Summary of Significant Accounting Policies -

    Nature of Business
    ------------------

    Freeport Properties, L.C. (the Company), a Utah limited liability company, was formed on December 20, 1992. The Company is engaged in the rental of a pipe fabrication facility to an affiliated company.


    Recognition of Income
    ---------------------

    The Company recognizes income on the accrual basis of accounting for financial reporting purposes.

    Accounts Receivable
    -------------------

    Management believes that all accounts receivable as of December 31, 1995, were fully collectible. Therefore, no allowance for doubtful accounts was recorded.

    Fixed Assets
    ------------

    Fixed assets are carried at cost. Additions and improvements are capitalized. Maintenance and repair expenses are charged to income as incurred. The cost of property sold or otherwise disposed of and the accumulated depreciation thereon are eliminated from the property and related accumulated depreciation accounts, and any gain or loss is credited or charged to income. Fixed assets owned by the Company as of December 31, 1995 consist of a building valued at $2,000,000 and land valued at $200,000. The building is being depreciated over an estimated useful life of 31.5 years.

    Income Taxes
    ------------

    No provision has been made in the accounts for federal or state income taxes since the members are taxed individually on profits of the Company (a limited liability company).

    Statement of Cash Flows
    -----------------------

    For purposes of reporting cash flows, cash includes certificates of deposits and all highly liquid debt instruments with maturities of three months or less when purchased.

    Estimates
    ---------

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Note 2 - Long-Term Debt -

    Long-term debt consists of the following at December 31, 1995:

        Benchmark, Inc.
        ---------------

        Note with interest at 8.5%, payable in monthly installments of $17,183 through 1999 with the remaining principal balance due on January 1,
        2000, secured by land and a building.                    $1,876,416

        Less:  Current Portion                                      (48,564)
                                                                 ----------
                                                                 $1,827,852
                                                                 ==========


    Maturities on long-term portion of debt are as follows:

        December 31, 1997                                        $   52,856
        December 31, 1998                                            57,528
        December 31, 1999                                            62,613
        December 31, 2000 and Thereafter                          1,654,855
                                                                  ---------
                                                                 $1,827,852
                                                                 ==========


    The Benchmark, Inc. note includes a provision whereby the Company will receive a retroactive .5% reduction in interest paid if the note is paid off on or before December 30, 1997, resulting in an effective interest rate of 8%. Due to the uncertainty concerning future financing considerations, the Company has not recognized any credit for this rebate provision in these financial statements.

Note 3 - Related Party Transactions -

    During the year ended December 31, 1995, the Company received rents of $408,200 from Naptech, Inc. and Subsidiary (Naptech), a related entity in which the Company's members collectively own a controlling interest. In accordance with the lease agreement, the Company maintains a security deposit of $23,200 payable to Naptech upon the termination of the lease. The formal lease term expired on February 28, 1996. However, Naptech continued to lease the facility on a month-to-month basis through January 27, 1997. See Note 4 to these financial statements.

    At December 31, 1995, accounts receivable from related parties consisted of the following:

        Rental Payments Due from Naptech                    $ 35,000
        Advance to Naptech                                   149,026
                                                            --------
                                                            $184,026
                                                            ========


    In addition, during the year ended December 31, 1995, the Company collected $10,883 in interest income on funds advanced to Naptech.

    During the year ended December 31, 1995, the Company paid $12,000 in management fees to two of its members for administrative and accounting services.

    At December 31, 1995, the Company had declared but not yet issued a $20,000 distribution to one of its members. This distribution pay able is included as part of accounts payable in these financial statements.

Note 4 - Subsequent Event -

    On January 27, 1997, the land, building and long-term debt of the Company was acquired by a wholly-owned subsidiary of The Shaw Group Inc. (Shaw) in exchange for 83,333 shares of Shaw common stock. Concurrent with this acquisition, the members agreed to dissolve the Company by January 27, 1998. The acquisition, done in connection with the acquisition by Shaw of Naptech, Inc. and its subsidiary, was accounted for as a pooling of interest.

     Item 7(b) Pro Forma Financial Information



     INTRODUCTION TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


     The accompanying unaudited pro forma condensed consolidated financial statements of The Shaw Group Inc. (the Company) include the following: (i) the unaudited pro forma condensed consolidated balance sheet of the Company at November 30, 1996 and (ii) the unaudited pro forma condensed consolidated statements of income of the Company for the three months ended November 30, 1996 and for the year ended August 31, 1996. The unaudited pro forma condensed consolidated statement of income for the year ended August 31, 1996 is presented giving effect to the acquisition (the Word Acquisition) of certain assets and the assumption of certain liabilities of Word Industries Pipe Fabricating, Inc. and certain of its affiliates (together, Word) as described in the Company's Current Report on Form 8-K dated January 30, 1996, and the acquisition (the APP Acquisition, and together with the Word Acquisition, the 1996 Acquisitions) of all the outstanding capital stock of Alloy Piping Products, Inc. and the assets of an APP-related entity, Speedline, a Louisiana partnership (together, APP) as described in the Company's Current Report on Form 8-K dated April 17, 1996, the sale of 2,398,000 shares of common stock, no par value per share (the Common Stock) by the Company (the public Offering) and, the acquisition (the NAPTech Acquisition) of NAPTech, Inc. and certain real estate and improvements from a NAPTech-related entity, Freeport Properties, L.C., (together, NAPTech) as described in the Company's Current Report on Form 8-K dated February 11, 1997. The unaudited pro forma condensed consolidated statement of income for the three months ended November 30, 1996 is presented giving effect to the NAPTech Acquisition. The unaudited pro forma condensed consolidated balance sheet gives effect to the Offering and the NAPTech Acquisition. The unaudited pro forma condensed consolidated statement of income assumes that the 1996 Acquisitions, the NAPTech
     Acquisition and the Offering occurred at September 1, 1995, and the unaudited pro forma condensed consolidated balance sheet assumes that the NAPTech Acquisition and the Offering occurred at November 30, 1996. The pro forma financial information reflects that the NAPTech Acquisition is accounted for using the pooling-of-interests method of accounting, while the 1996 Acquisitions were accounted for using the purchase method of accounting.

     The accompanying unaudited pro forma condensed consolidated financial statements of the Company also include pro forma condensed consolidated statements of income of the Company for the years ended August 31, 1994 and 1995, restated to reflect the NAPTech Acquisition as a pooling of
     interests.   Such  statements  of  income  include   NAPTech=s  results  of
     operations for the years ended April 1, 1994 and March 31, 1995, respectively. The unaudited pro forma condensed consolidated statement of income for the fiscal year ended August 31, 1996, combines the historical condensed consolidated statements of income of (i) the Company for the twelve months ended August 31, 1996, (ii) APP for the six months ended February 29, 1996 (the period prior to the date of acquisition by the Company), (iii) Word for the five months ended January 30, 1996 (the period prior to the date of acquisition by the Company) and (iv) NAPTech for the twelve months ended June 30, 1996.

     The accompanying unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) the Consolidated Financial Statements of the Company and related notes filed with the Company's Annual Report on Form 10-K for the year ended August 31, 1996,
     (ii) the Consolidated Financial Statements (Unaudited) of the Company and related notes included in the Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 1996, (iii) the audited historical consolidated financial statements of Word for the year ended December 31, 1994, and related notes, and the unaudited historical consolidated financial statements of Word for the year ended December 31, 1995, filed with the Company's Current Report on Form 8-K/A-1 filed on March 29, 1996,
     (iv) the audited historical combined financial statements of APP for the year ended July 31, 1995, and the unaudited historical combined financial statements of APP for the six months ended January 31, 1996, and related notes filed with the Company's Current Report on Form 8-K/A-1 filed on June 19, 1996, and (v) the audited consolidated financial statements of NAPTech for the year ended March 31, 1996 included elsewhere herein.

     No provision has been made in the pro forma financial statements for non recurring charges directly related to the NAPTech Acquisition. Such charges are estimated to be approximately $600,000.

     The following pro forma financial information is not necessarily indicative of the results that might have occurred had the transactions taken place at the beginning of any of the periods specified and is not intended to be a projection of future results.

                               THE SHAW GROUP INC.
                               -------------------


            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
            --------------------------------------------------------

                              AT NOVEMBER 30, 1996
                              --------------------


                                                                         Historical                           Pro Forma
                                                                  ---------------------------------- -------------------------------

                                                                       Shaw            NAPTech         Adjustments       As Adjusted
                                                                 --------------- ------------------ ---------------- ---------------

                                                                                                         (In thousands)
                                                                                                       ------------------


                                    ASSETS

CURRENT ASSETS:


   Cash                                                            $    3,837       $      40           $     -          $   3,877
   Accounts receivable, net                                            76,587           3,051                 -             79,638
   Receivables from unconsolidated entities                               314              -                  -                314
   Inventories                                                         67,662           7,291                 -             74,953
   Prepaid expenses                                                     2,716              -                  -              2,716
   Other                                                                1,635             122                 -              1,757
                                                                 ------------    ------------       ------------     -------------

           Total current assets                                       152,751          10,504                 -            163,255

INVESTMENT IN UNCONSOLIDATED ENTITIES                                   3,715              -                  -              3,715

PROPERTY AND EQUIPMENT                                                 65,408           9,467                 -            74,875

LESS:  Accumulated depreciation (including amortization of
   assets acquired under capital leases)                              (11,135)         (3,177)                -            (14,312)
                                                                 ------------    ------------       ------------     -------------

                                                                       54,273           6,290                 -             60,563

NOTE RECEIVABLE FROM RELATED PARTY                                        625              -                  -                625

OTHER ASSETS, net                                                       8,698              27              3,072 (p)        11,797
                                                                 ------------    ------------       ------------     -------------

           Total assets                                            $  220,062       $  16,821           $  3,072        $ 239,955
                                                                   ==========       =========           ========         =========



See notes to unaudited pro forma condensed consolidated financial statements


                                                                         Historical                           Pro Forma
                                                                 ---------------------------------- --------------------------------

                                                                      Shaw            NAPTech         Adjustments       As Adjusted
                                                                 --------------- ------------------ ---------------- ---------------

                                                                                              (In thousands)
                                                                                              --------------


                       LIABILITIES AND SHAREHOLDERS = EQUITY
                       ------------------------------------



  CURRENT LIABILITIES:
     Outstanding checks in excess of bank balance                   $    1,953       $      -        $       -            $   1,953
     Accounts payable                                                   26,809           6,131               -               32,940
     Accrued liabilities                                                 9,680             657               -               10,337
     Current maturities of long-term debt                                3,620           1,300           (1,300) (q)          3,620
     Revolving line of credit                                           61,723           3,830          (41,349) (q)         24,204
     Current portion of obligations under capital leases                    53              -                -                   53
     Deferred revenue - prebilled                                        1,918              -                -                1,918
     Advance billings                                                      217              -                -                  217
                                                                  ------------    ------------       ----------       -------------

             Total current liabilities                                 105,973          11,918          (42,649)             75,242

  LONG-TERM DEBT, less current maturities                               33,153           4,591           (4,591) (q)         33,153

  OBLIGATIONS UNDER CAPITAL LEASES, less current portion                    61              -               -                    61

  DEFERRED INCOME TAXES                                                  4,507              -               465   (p)         4,972

  SHAREHOLDERS= EQUITY:

     Common stock                                                       50,128              51              657   (p)       102,997

                                                                                                         47,240   (r)


     Paid in capital                                                        -            4,924           (4,924)  (s)            -

     Retained earnings                                                  33,068          (4,663)           1,950   (p)        30,355

     Treasury stock                                                     (6,828)             -                -               (6,828)
                                                                  ------------    ------------       ----------       -------------

                                                                        76,368             312           49,847             126,527
                                                                  ------------    ------------       ----------       -------------



             Total liabilities and shareholders= equity             $  220,062       $  16,821       $    3,072           $ 239,955
                                                                  ============     ===========     ============       =============



See notes to unaudited pro forma condensed consolidated financial statements




                               THE SHAW GROUP INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                  FOR THE THREE MONTHS ENDED NOVEMBER 30, 1996

                      (In thousands, except per share data)





                                                            Historical                      Pro Forma
                                                  ------------------------------ --------------------------------

                                                      Shaw             NAPTech     Adjustments      As Adjusted
                                                  ---------------  ------------- --------------- --------------



INCOME:
 Sales                                             $   67,604       $   8,215    $      -         $   75,819
 Cost of sales                                         53,704           7,452           -             61,156
                                                   ------------    ------------   ---------       ----------

        Gross Profit                                   13,900             763           -             14,663

GENERAL AND ADMINISTRATIVE EXPENSES                     8,004             257           -              8,261
                                                   ------------    ------------   ---------       ----------
         Operating income                               5,896             506                          6,402


INTEREST EXPENSE                                       (1,594)           (244)       244 (i)            (850)
                                                                                     744 (h)
OTHER INCOME, net                                          31              -            -                 31
                                                  ------------    ------------    ----------      ----------



                                                         (1,563)           (244)     988                (819)

INCOME BEFORE INCOME TAXES                                4,333             262      988               5,583

PROVISION FOR INCOME TAXES                                1,445              -       346 (j)           1,791
                                                   ------------    ------------   ----------      ----------
INCOME BEFORE EARNINGS FROM UNCONSOLIDATED
   ENTITIES                                               2,888             262      642               3,792


EARNINGS FROM UNCONSOLIDATED ENTITIES                       150              -        -                  150
                                                   ------------    ------------  ---------        ----------


      Net income                                    $    3,038       $     262   $      642       $   3,942
                                                     ==========       =========  ==========       ==========

EARNINGS PER COMMON SHARE                            $0.31                                             $0.31
                                                     =====                                             =====

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING               9,877                                      12,720(n)
                                                   ============                                   ==========


See notes to unaudited pro forma condensed consolidated financial statements


                               THE SHAW GROUP INC.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                   FOR THE TWELVE MONTHS ENDED AUGUST 31, 1996

                      (In thousands, except per share data)



                                                         Historical
                                             --------------------------------------------------

                                                                                   1996                   Pro Forma
                                                                                                -----------------------------------
                                                  Shaw           NAPTech        Acquisitions      Adjustments       As Adjusted
                                             -----------------  ------------- ----------------- ----------------- -----------------


 INCOME:
    Sales                                     $  222,017        $  27,341       $   43,268       $    -            $292,626
    Cost of sales                                180,835           28,376          36,119          (163)(a)         245,167
                                              --------------       ----------   -----------      ----------         -----------

            Gross profit                          41,182           (1,035)          7,149           163              47,459
                                                                                                     (9) (a)
                                                                                                      9  (b)
                                                                                                    (78) (c)
 GENERAL AND ADMINISTRATIVE EXPENSES              25,202            1,477           6,080           250  (d)         32,931
                                              --------------       ----------   -----------      ----------        -----------

            Operating income                      15,980           (2,512)          1,069            (9)             14,528

 INTEREST EXPENSE                                 (3,970)            (853)           (715)         (468) (e)         (1,996)
                                                                                                    468  (f)
                                                                                                    715  (g)
                                                                                                  1,974  (h)
                                                                                                    853  (i)
 OTHER INCOME, net                                   880               43            559             -                1,482
                                              --------------      ---------     -----------      ---------         -----------

                                                  (3,090)            (810)           (156)         3,542                (514)

 INCOME BEFORE INCOME TAXES                       12,890           (3,322)            913          3,533             14,014

 PROVISION FOR INCOME TAXES                        4,216               -              659           (216)(k)          4,659
                                              --------------      ---------     -----------      --------          -----------

 INCOME BEFORE EARNINGS FROM
    UNCONSOLIDATED ENTITIES                        8,674           (3,322)            254           3,749             9,355

 EARNINGS FROM UNCONSOLIDATED ENTITIES               103               -              -              -                  103
                                              --------------      ---------     -----------      ---------         -----------

            Net Income                        $    8,777         $  (3,322)     $     254        $  3,749        $    9,458
                                              ==============     ==========     ==========        =========       ===========

 EARNINGS PER COMMON SHARE                          $0.94                                                              $0.75
                                                    =====                                                              =====

 WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING                                    9,325                                                            12,572 (n)
                                              ==============                                                        ==========




See notes to unaudited pro forma condensed consolidated financial statements


                               THE SHAW GROUP INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
         ---------------------------------------------------------------

                   FOR THE TWELVE MONTHS ENDED AUGUST 31, 1995
                   -------------------------------------------

                      (In thousands, except per share data)
                      -------------------------------------


                                                                     Historical                         Pro Forma
                                                           --------------------------------  --------------------------------

                                                                Shaw            NAPTech         Adjustments       As Adjusted
                                                           ---------------  ---------------  --------------    --------------


    INCOME:
       Sales                                               $  135,265     $      21,657     $      -           $  156,922
       Cost of sales                                          110,578            20,137            -              130,715
                                                           ------------    -------------      ------------     -------------
             Gross profit                                      24,687             1,520            -               26,207


   GENERAL AND ADMINISTRATIVE EXPENSES                          15,023            1,437            -               16,460
                                                          ------------    -------------      ------------      ------------

             Operating income                                    9,664               83            -                9,747

   INTEREST EXPENSE                                             (2,829)            (636)           -               (3,465)

   OTHER INCOME, net                                               236                9            -                  245
                                                          ------------    -------------      ------------      ------------

   INCOME BEFORE INCOME TAXES                                    7,071             (544)           -                6,527

   PROVISION FOR INCOME TAXES                                    2,217               -              (190)           2,027
                                                          ------------    -------------      -------------     ------------
   INCOME BEFORE EARNINGS FROM UNCONSOLIDATED                                                       (1)

      ENTITIES                                                   4,854             (544)            190             4,500

   LOSSES FROM UNCONSOLIDATED ENTITIES                            (588)              -             -                 (588)
                                                          -------------   -------------      ------------      -------------
   INCOME BEFORE EXTRAORDINARY ITEM                              4,266            (544)             190             3,912

   EARNINGS PER COMMON SHARE BEFORE
      EXTRAORDINARY ITEM                                        $0.50                                               $0.44
                                                                =====                                              ======

   WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                    8,552                                              8,985 (o)
                                                          ============                                         ============




See notes to unaudited pro forma condensed consolidated financial statements



                               THE SHAW GROUP INC.
                               -------------------


         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
         --------------------------------------------------------------

                   FOR THE TWELVE MONTHS ENDED AUGUST 31, 1994
                   -------------------------------------------

                      (In thousands, except per share data)
                      -------------------------------------


                                                             Historical                          Pro Forma
                                                     ---------------------------   ------------------------------------------

                                                        Shaw          NAPTech          Adjustments           As Adjusted
                                                     ---------- ----------------   ------------------     ------------------
INCOME:
   Sales                                             $  113,177     $ 17,486       $     -                $  130,663
   Cost of sales                                         96,523       15,482             -                   112,005
                                                       ----------   -----------    ------------           ------------
        Gross profit                                     16,654        2,004             -                    18,658

ENERAL AND ADMINISTRATIVE EXPENSES                       11,631          986             -                    12,617
                                                       ----------   -----------    -------------          ------------

         Operating income                                 5,023        1,018             -                     6,041

INTEREST EXPENSE                                         (1,731)        (634)            -                    (2,365)

OTHER INCOME, net                                           293           11             -                       304
                                                      -----------    ----------    ------------          ------------
                                                         (1,438)         (623)            -                  (2,061)

INCOME BEFORE INCOME TAXES                                3,585           395             -                   3,980

PROVISION FOR INCOME TAXES                                1,368             2           138 (1)               1,508
                                                      -----------     ---------      ------------       ------------

INCOME BEFORE EARNINGS FROM UNCONSOLIDATED
   ENTITIES                                               2,217           393          (138)                  2,472

EARNINGS  (LOSSES) FROM UNCONSOLIDATED ENTITIES             792           (41)            -                     751
                                                      -----------     ---------      ------------       ------------
INCOME BEFORE EXTRAORDINARY ITEM                          3,009           352          (138)                  3,223


EARNINGS PER COMMON SHARE BEFORE EXTRAORDINARY
   ITEM                                                  $0.39(m)                                            $0.40 (m)
                                                         =====                                               =====

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                  7,744                                            8,177 (o)
                                                      ===========                                            ======




See notes to unaudited pro forma condensed consolidated financial statements

               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

                              FINANCIAL STATEMENTS


The following notes set forth the assumptions used in preparing the unaudited pro forma condensed consolidated financial statements. The pro forma adjustments are based on estimates made by the Company's management using information currently available.

The adjustments to the accompanying unaudited pro forma condensed consolidated statements of income are described below:

     (a) To adjust depreciation on the APP assets acquired based on their adjusted value per the purchase price allocation.

     (b) To adjust depreciation on the Word assets acquired based on their adjusted value per the purchase price allocation.

     (c) To eliminate Word intercompany rent expense due to the acquisition of the plant and office building from an affiliated entity.

     (d) To adjust compensation for certain APP employees to conform with contractual agreements entered into in connection with the acquisition of APP.

     (e) To record additional interest expense due to the net increase in debt resulting from the 1996 Acquisitions.

     (f) To record a reduction in interest expense associated with the application of a portion of the net proceeds of the Offering to pay down debt of approximately $12 million used to finance the 1996 Acquisitions.

     (g) To record a reduction in interest expense associated with the application of a portion of the net proceeds of this offering to pay down debt of Word of approximately $0.3 million and APP of approximately $11.9 million assumed by the Company.

     (h) To record a reduction in interest expense associated with the application of a portion of the net proceeds of the Offering to pay down the revolving line of credit of the Company.

     (i) To record a reduction in interest expense associated with the application of a portion of the net proceeds of the Offering to pay down all of the outstanding indebtedness of NAPTech assumed by the Company.

     (j) To record the income tax provision related to the effect of pro forma adjustments.

     (k) To record the income tax provision related to the net loss from the Word Acquisition and the NAPTech Acquisition, the income of an affiliate of APP and the effect of pro forma adjustments.

     (l) To adjust the income tax provision related to the operations of NAPTech.

     (m) Excludes $0.05 per share ($370,455) for the year ended August 31, 1994, and $0.04 per share on a restated basis for the year ended August 31, 1994, attributable to a gain on the early retirement of certain debt instruments (after income tax).

     (n) Pro forma common shares outstanding include 385,000 shares of Common Stock issued in connection with the Word Acquisition; 541,177 shares of Common Stock issued in connection with the APP Acquisition; 2,398,000 shares of Common Stock issued in connection with the Offering, and, where appropriate, 432,881 shares of Common Stock issued in connection with the NAPTech Acquisition.

     (o) Pro forma common shares outstanding include 432,881 shares of Common Stock issued in connection with the NAPTech Acquisition.

The adjustments to the accompanying unaudited pro forma condensed consolidated balance sheet are described below:

     (p) To record the deferred tax assets of $3.0 million relating to tax benefits of NAPTech and to record the deferred tax liability of $465,000 relating to differences in the book and tax basis of the net assets of NAPTech.

     (q) To record the assumed net reduction of indebtedness of the Company and NAPTech through the application of a portion of the net proceeds to the Company from the Offering.

     (r) To record the issuance by the Company of 2,398,000 share of Common Stock and related net proceeds of $47,240,000 received in the Offering.

     (s) To record the issuance by the Company of 432,881 shares of Common Stock relating to the pooling of interests with NAPTech.

Item 7(c) EXHIBITS


     23(a)  Consent of Deloitte & Touche LLP

     23(b)  Consent of Hannis T. Bourgeois & Co., L.L.P.

                              THE SHAW GROUP INC.

                                 EXHIBIT INDEX


                                  Form 8-K/A-1
                                 April 9, 1997


Exhibit Number                     Description                        Page No.
--------------                     -----------                        --------

     23(a)          Consent of Deloitte & Touche LLP

     23(b)          Consent of Hannis T. Bourgeois & Co., L.L.P.

                                 EXHIBIT 23(a)







INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statement No. 333-4570 of The Shaw Group Inc. on Form S-3 of our report dated June 4, 1996 (November 15, 1996 as to the first paragraph of Note 4 and to Note 9) on the consolidated financial statements of NAPTech, Inc. and subsidiary as of March 29, 1996 and March 31, 1995 and for the years then ended, appearing in this current report on Form 8-K/A-1 dated April 9, 1997 of The Shaw Group Inc.


/s/ Deloitte & Touche LLP

Salt Lake City, Utah
April 9, 1997

                                 EXHIBIT 23(b)






                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


     As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 26, 1997, included in this Form 8-K/A-1 of The Shaw Group Inc. (the "Company") dated April 9, 1997, in the Company's previously filed Form S-3 registration statement File No. 333-4570.



                                   /s/ HANNIS T. BOURGEOIS & CO., L.L.P.

Baton Rouge, Louisiana
April 9, 1997









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